Exhibit 99.1

FirstEnergy Corp.	For Release: April 25, 2024
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Irene Prezelj
(330) 384-5247	(330) 384-3859

FirstEnergy Announces First Quarter 2024 Financial Results

Reports first quarter 2024 GAAP earnings of $0.44 per share and operating (non-GAAP) earnings of $0.55 per share, above the midpoint of guidance

Affirms targeted 6-8% long-term annual operating earnings per share growth

Increased total equity on balance sheet by 25% with closing on $3.5 billion FET LLC transaction;
deployed $2.3 billion of proceeds; expects to receive remaining $1.2 billion later this year

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) today reported first quarter 2024 GAAP earnings of $253 million, or $0.44 per basic and diluted share, on revenue of $3.3 billion. This compares to first quarter 2023 GAAP earnings of $292 million, or $0.51 per basic and diluted share, on revenue of $3.2 billion. GAAP results include the impact of special items listed below.

Operating (non-GAAP) earnings for the first quarter of 2024 were $0.55 per share, in the upper half of the company’s guidance. In the first quarter of 2023 operating (non-GAAP) earnings were $0.60 per share.

“Despite a mild winter, we’re off to a solid start in 2024. Our first quarter financial results are above the midpoint of our guidance, reflecting strong execution across each of our businesses,” said Brian X. Tierney, President and Chief Executive Officer. “We also completed a pivotal milestone in the company’s transformation as we significantly strengthened our balance sheet, supporting long-term organic investments in our fully regulated businesses to enhance reliability and the customer experience. As a result of this progress, we were pleased to receive upgrades to investment grade ratings from both Moody’s and S&P.”

FirstEnergy provided a second quarter earnings guidance range of $290 million to $345 million, or $0.50 to $0.60 per share based on 576 million shares outstanding. The company also affirmed its 2024 operating (non-GAAP) earnings guidance range of $2.61 to $2.81 per share based on 576 million shares outstanding, and its long-term, 6% to 8% targeted annual operating earnings growth rate, which is based off the previous year’s operating earnings guidance midpoint and supported by the company’s refreshed and extended $26 billion, five-year capital investment plan, Energize365.

First Quarter Results

First quarter 2024 results primarily reflect the impact of recently approved base rate cases in Maryland, New Jersey and West Virginia, distribution capital investment riders and transmission rate base growth, and improved weather-related demand. These drivers were more than offset by higher planned operating expenses and financing costs.

Total distribution deliveries increased 1.5% compared to the first quarter of 2023. While heating degree days were 5% higher than the historically mild first quarter of 2023, they remained 14% below normal. Usage increased 1% among residential customers and industrial sales increased 3%, while sales were essentially flat in the commercial sector.

As previously announced, the company is introducing new segment reporting in 2024 to enhance transparency and align with its operating structure. Segment results for 2023 have been recast for comparative purposes. A full reconciliation is available in the company’s Strategic and Financial Highlights document, available online at www.firstenergycorp.com/ir.

FirstEnergy’s Distribution segment includes its Ohio and Pennsylvania pure-play distribution-only companies. It represents $10.9 billion in 2023 rate base, serves 4.2 million customers, and accounts for about 45% of FirstEnergy’s forecasted 2024 operating earnings.

First quarter operating earnings in the Distribution segment decreased compared to the first quarter of 2023 as higher revenues from capital investment programs and weather-related demand were offset by higher planned operating expenses incurred during 2024.

The Integrated segment includes FirstEnergy’s Jersey Central Power & Light subsidiary, which operates distribution and transmission assets in New Jersey; Potomac Edison, which operates distribution and transmission in Maryland and West Virginia; and Monongahela Power, which operates distribution, transmission and generation in West Virginia. This segment represents $8.7 billion in 2023 rate base, serves 2 million customers, and accounts for about 35% of FirstEnergy’s forecasted 2024 operating earnings.

First quarter operating earnings in the Integrated segment increased compared to the first quarter of 2023, primarily due to the approval of recent base rate cases in Maryland, New Jersey and West Virginia, investments in formula rate capital programs, and higher weather-related demand. These items were offset, in part, by higher planned operating expenses.

The Stand-Alone Transmission segment includes FirstEnergy’s transmission-only subsidiaries, consisting of its ownership interest in FirstEnergy Transmission, LLC, as well as Keystone Appalachian Transmission Company. This segment represents $7.7 billion in 2023 rate base and accounts for about 20% of forecasted 2024 operating earnings.

First quarter operating earnings in the Stand-Alone Transmission segment increased compared to the first quarter of 2023, primarily due to rate base growth in formula rates from its capital investment program.

Finally, Corporate/Other primarily represents holding company interest, legacy investment in the Signal Peak coal mine, and retained pension and other postemployment benefits associated with former subsidiaries.

First quarter results in Corporate/Other primarily reflect the expected lower earnings contribution from Signal Peak and higher interest costs associated with the $1.5 billion, May 2023 low-cost convertible debt issuance, partially offset by higher discrete income tax benefits.

Consolidated GAAP Earnings Per Share (EPS) to Operating (Non-GAAP) EPS Reconciliation
	Three Months Ended March 31,
	2024	2023
Earnings Attributable to FirstEnergy Corp. (GAAP) - $M	$253	$292
Basic – EPS (GAAP)	$0.44	$0.51
Excluding Special Items:
FE Forward cost to achieve	0.01	0.05
Investigation and other related costs	0.03	0.03
Regulatory charges (credits)	(0.01)	0.01
Strategic transaction charges	0.08	—
Total Special Items	0.11	0.09
Operating EPS (Non-GAAP)	$0.55	$0.60

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic EPS (GAAP) and Operating EPS (Non-GAAP) is based on 574 million shares outstanding for the first quarter 2024 and 572 million shares outstanding for the first quarter of 2023.

Non-GAAP Financial Measures

We refer to certain financial measures, including Baseline O&M, Operating earnings (loss) and Operating earnings (loss) per share (“EPS”), including by segment, as “non-GAAP financial measures,” which are not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and exclude the impact of “special items,” on the following measures: Total revenues, Total operating expenses, Total other expense, and Earnings (loss) attributable to FirstEnergy Corp, as included in the table above. Management uses these non-GAAP financial measures to evaluate the company’s and its segments’ performance and manage its operations and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measures of Operating earnings (loss) and Operating EPS, including by segment, and Baseline O&M, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain special items that may not be consistent or comparable across periods or across the company’s peer group. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, which for Operating EPS is EPS attributable to FirstEnergy Corp. (GAAP), as reconciled in the above table. Also, such non-GAAP financial measures may not be comparable to similarly titled measures used by other entities.

Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Operating EPS is calculated by dividing Operating earnings (loss), which excludes special items as discussed above, for the periods presented by the weighted average number of common shares outstanding in the respective period. Baseline O&M is calculated by excluding special items and other adjustments that are generally pass-through costs or recoverable under riders or other similar programs. Special Items for the period can be found in more detail in the Company’s Strategic and Financial Highlights, available at www.firstenergycorp.com/ir.

Forward-Looking Non-GAAP Measures
A reconciliation of forward-looking non-GAAP measures, including 2024 Operating EPS, long-term annual Operating EPS growth projections and Baseline O&M forecasts, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Specifically, management cannot, without unreasonable effort, predict the impact of these special items in the context of Operating EPS guidance, long-term annual Operating EPS growth rate projections and Baseline O&M forecasts because these items, which could be significant, are difficult to predict and may be highly variable. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These special items are uncertain, depend on various factors and may have a material impact on our future GAAP results.

Investor Materials and Teleconference

FirstEnergy’s Strategic and Financial Highlights presentation is posted on the company’s Investor Information website – www.firstenergycorp.com/ir. It can be accessed through the First Quarter 2024 Financial Results link. Important information may be disseminated initially or exclusively via the company’s Investor Information website; investors should consult the site to access this information.

The company invites investors, customers and other interested parties to listen to a live webcast of its teleconference for financial analysts and view presentation slides at 10:00 a.m. EDT tomorrow. FirstEnergy management will present an overview of the company’s financial results followed by a question-and-answer session. The teleconference and presentation can be accessed on the Investor Information website by selecting the First Quarter 2024 Earnings Webcast link. The webcast and presentation will be archived on the website.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its electric distribution companies form one of the nation's largest investor-owned electric systems, serving more than six million customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company’s transmission subsidiaries operate more than 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy online at www.firstenergycorp.com and on X, formerly known as Twitter, @FirstEnergyCorp.

Forward-Looking Statements: This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation, and similar proceedings, particularly regarding HB 6 related matters, including risks associated with obtaining dismissal of the derivative shareholder lawsuits; changes in national and regional economic conditions, including recession, volatile interest rates, inflationary pressure, supply chain disruptions, higher fuel costs, and workforce impacts, affecting us and/or our customers and those vendors with which we do business; variations in weather, such as mild seasonal weather variations and severe weather conditions (including events caused, or exacerbated by climate changes, such as wildfires, hurricanes, flooding, droughts, high wind events and extreme heat events) and other natural disasters affecting future operating results and associated regulatory actions or outcomes in response to such conditions; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity, cyber security, and climate change; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to meet our goals relating to employee, environmental, social and corporate governance opportunities, improvements, and efficiencies, including our greenhouse gas (“GHG”) reduction goals; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing Energize365, our transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving credit metrics, maintaining investment grade ratings, and growing earnings, changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations, and may also cause us to make contributions to our pension sooner or in amounts that are larger than currently anticipated; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; changes to environmental laws and regulations, including but not limited to those related to climate change; changes in customers’ demand for power, including but not limited to, economic conditions, the impact of climate change, emerging technology, particularly with respect to electrification, energy storage and distributed sources of generation; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our Securities and Exchange Commission (“SEC”) filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s (a) Item 1A. Risk Factors, (b) Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) other factors discussed herein and in FirstEnergy's other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.
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